Exhibit 10.1

NEXTEL COMMUNICATIONS, INC.

[FORM OF] Deferred Shares Agreement — Recognition Award

     WHEREAS, ___(the “Grantee”) is an employee of Nextel Communications, Inc. (the “Company”) or one of its Subsidiaries;

     WHEREAS, the Grantee is a key employee of the Company and has made and is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company including, among other things, through significant and ongoing contributions in connection with the Company’s efforts in the proceedings before the Federal Communications Commission (the “FCC”) relating to the elimination of interference in the 800 MHz spectrum band and the Company’s performance of its significant obligations under the Report and Order issued by the FCC in those proceedings and in connection with the proposed combination of the Company and Sprint Corporation as described below;

     WHEREAS, the Company and the Grantee are parties to an employment agreement dated April 1, 2004 (the “Employment Agreement”);

     WHEREAS, on December 15, 2004, the Company, Sprint Corporation (“Sprint”) and S-N Merger Corp., a wholly owned subsidiary of Sprint, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will merge with and into S-N Merger Corp. (the “Merger”); and

     WHEREAS, the execution of a deferred shares agreement in the favor of the Grantee in the form hereof (the “Agreement”) has been authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors of the Company that was duly adopted effective as of February 24, 2005 (the “Date of Grant”);

     NOW, THEREFORE, pursuant to the Company’s Amended and Restated Incentive Equity Plan (the “Plan”) and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby grants to the Grantee the right to receive ___shares (the “Deferred Shares”) of the Company’s Class A Common Stock, par value $.001 per share.

     1. Vesting of Deferred Shares. (a) Subject to the terms and conditions of Sections 1 and 2 hereof, (i) the Grantee’s right to receive the Deferred Shares shall vest and become non-forfeitable on the second anniversary of the Effective Time (as defined in the Merger Agreement) of the Merger (a “Deferred Vesting Date”), or (ii) if the Merger is abandoned or is not consummated prior to the first anniversary of the Date of Grant, the Grantee’s right to receive the Deferred Shares shall vest and become non-forfeitable in equal one-third installments on each of the second, third and fourth anniversaries of the Date of Grant (each such anniversary date being referred to hereinafter as a “Deferred Vesting Date” and the vesting period specified in Section 1(a)(i) or (ii) is hereinafter referred to as the “Deferral Period”).

     (b) Notwithstanding the foregoing, if Grantee is subject to the policies of the Company permitting transactions in equity securities of the Company to be effected only during designated “window periods”, or if Grantee is otherwise subject to a “trading ban” or similar restrictions that would prevent resales of the Deferred Shares on the relevant Deferred Vesting Date, then unless the Grantee otherwise advises the Company in writing, the “Deferred Vesting Date” for the relevant installment(s) of Deferred Shares shall be (in lieu of the date(s) specified above) the first date following the relevant date(s) specified above on which such Grantee would be permitted to effect resales of Deferred Shares in compliance with applicable Company policies and/or law (as appropriate).

     (c) Notwithstanding the provisions of Section 1(a) hereof, if prior to the end of the Deferral Period: (i) the Grantee’s employment is terminated by the Company or a Subsidiary without Cause (as defined in the Employment Agreement) or (ii) the Grantee dies or becomes Disabled (as defined in the Employment Agreement), the Grantee’s right to receive all or any portion of the Deferred Shares shall become vested and non-forfeitable as of such termination date or Change of Control, as the case may be. Anything in this Agreement or the Plan to the contrary notwithstanding, for purposes of this Agreement, the Merger shall not constitute a Change of Control.

     (d) Notwithstanding the provisions of Section 1(a) hereof, unless expressly determined in a resolution duly adopted by the Board on the Date of Grant or such later date on which the Board may ratify such grant, in the event the Merger is abandoned or not consummated and there is a subsequent Change of Control, if the Grantee is recognized by the Company as a regular full time employee who is subject to U. S. income tax withholding, upon termination of the Grantee’s employment by the Grantee for Good Reason during the Accelerated Vesting Period, the Grantee’s right to receive all or any portion of the Deferred Shares shall become vested and non-forfeitable as of such termination date. For purposes of this Agreement, “Accelerated Vesting Period” means the period beginning on the effective date of a Change of Control (other than the Merger) and ending on the second anniversary of such effective date.

     (e) Forfeiture of Deferred Shares. Except as provided in Section 1(c) and 1(d) hereof, the Grantee’s Right to receive any Deferred Shares that have not previously become vested and non-forfeitable shall be forfeited automatically and without further notice on the date that the Grantee ceases to be an employee of the Company or any of its Subsidiaries prior to the end of the Deferral Period for any reason not otherwise set forth in Section 1(c) or 1(d) hereof; provided, however, that the Committee may in its sole discretion under such circumstances determine that the Grantee’s right to receive all or any portion of the Deferred Shares shall become vested and non-forfeitable as of such termination date.

     (f) Notwithstanding any other provision of this Agreement, in the event that the Grantee commits an act that the Committee determines to have been intentionally committed and to be materially adverse to the interests of the Company or a Subsidiary, the Grantee’s right to receive those of the Deferred Shares that have not previously become vested and non-forfeitable shall be forfeited automatically and without further notice at the time of that determination.

     2. Issuance of Deferred Shares. Subject to the terms and conditions of Section 4 hereof, the Deferred Shares shall be issuable to the Grantee at the time and to the extent that they become vested and non-forfeitable in accordance with Section 1 hereof.

     3. Compliance with Law.

     (a) The Company shall make reasonable efforts to comply with all applicable federal and state securities laws in connection with the issuance of the Deferred Shares to Grantee as contemplated herein; provided, however, that notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Deferred Shares hereunder if the issuance thereof would result in a violation of any such law.

     (b) This Agreement is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that the Deferred Shares are subject to Section 409A of the Code, they shall be granted and issued in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “Guidance”). Any provision of this Agreement that would cause the grant and/or issuance of the Deferred Shares to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance).

     4. Transferability. The Grantee’s right to receive the Deferred Shares shall not be transferable by the Grantee except by will or the laws of descent and distribution, or as otherwise contemplated by, and in compliance with the applicable provisions of, the Plan.

     5. Anti-Dilution/Anti-Expansion Adjustments. In the event of any change in the capital structure of the Company as a result of any stock dividend, stock split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or other similar corporate transaction or event, the Committee may in its sole discretion make such adjustments in the number of Deferred Shares granted hereunder as it may in good faith deem necessary in order to prevent the dilution or expansion of the rights of the Grantee hereunder, and any and all such adjustments that may be made by the Committee shall be final and binding.

     6. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any issuance or transfer hereunder of Deferred Shares to the Grantee or his or her estate, as the case may be, it shall be a condition to such issuance or transfer that the Grantee or his or her estate pay, or make arrangements satisfactory to the Company for the payment of, the balance of any such taxes. The Grantee may elect to satisfy all or any part of the balance of any withholding taxes by surrendering to the Company a portion of the vested and non-forfeitable Deferred Shares issued or transferred to the Grantee hereunder. Any Deferred Shares so surrendered by the Grantee shall be credited against the balance of any withholding taxes at the Market Value per Share (as defined in the Plan) of such Deferred Shares on the date of such surrender. If Grantee has not surrendered to the Company cash in an amount sufficient to pay any applicable withholding taxes by the applicable Deferred Vesting Date, the Company shall retain a portion of the vested and non-forfeitable

Deferred Shares otherwise deliverable to the Grantee on the Deferred Vesting Date for payment of such withholding taxes.

     7. Continuation of Employment. Neither this agreement nor any action taken hereunder shall be construed as giving the Grantee any right to continued employment with the Company or any Subsidiary, nor shall this agreement or any action taken hereunder be construed as entitling the Company or any Subsidiary to the services of the Grantee for any period of time. For the purposes of this agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be employed by the Company or a Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries.

     8. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however; that no amendment shall adversely affect the rights of the Grantee hereunder without the Grantee’s consent.

     9. Severability. In the event that one or more of the provisions of this agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     10. Governing Law. This agreement is made in, and shall be construed in accordance with, the laws of the State of Delaware.

     11. Capitalized Terms. Capitalized terms that are used but not defined herein are used herein as defined in the Plan.

     This agreement is executed by the Company on this ___day of ___, 2005.

NEXTEL COMMUNICATIONS, INC.

___________________________

Its: ___________________________

     The undersigned Grantee hereby acknowledges receipt of an executed original of this agreement and accepts the right to receive the Deferred Shares, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

______________________________

Grantee

Date: ______________________________